Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

OF JOSEPH G. SOLARI

This second amendment (the “Amendment”) to the Employment Agreement of Joseph G. Solari is entered into effective as of August 31, 2013, by and between Capital Senior Living Corporation (the “Company”) and Joseph G. Solari (“Employee”).

WHEREAS, the Company and Employee entered into the Employment Agreement dated July 22, 2010, as amended by the Amendment to Employment Agreement (collectively, the “Employment Agreement”), and

WHEREAS, the Company and Employee desire to amend the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. All capitalized terms used herein which are not otherwise defined herein shall have the meaning ascribed to such terms in the Employment Agreement.

2. The first sentence of Paragraph 2 of the Employment Agreement shall be amended to read as follows:

The term of this Agreement shall be for a two (2) year period ending on August 31, 2015.

3. Paragraph 7(A)(i) shall be amended in its entirety to read as follows:

CSL shall pay Employee in accordance with its Corporate Policies and Procedures Manual his base salary for two (2) years from the date of termination plus any earned bonus up to and through the date of termination, and Employee shall retain all of his Company stock awards that are vested; provided, however, the benefits described in this Paragraph 7(A)(i) shall terminate at such time as Employee materially breaches any of the provisions of Paragraphs 7(D), 8 or 10 hereof.

4. Except as expressly provided herein, all of the terms and provisions of the Employment Agreement shall remain in full force and effect and unchanged.

IN WITNESS WHEREOF, this Amendment has been duly executed to be effective as of the date first referenced above.

COMPANY: CAPITAL SENIOR LIVING CORPORATION

By:	/s/ Lawrence A. Cohen

EMPLOYEE:

By:	/s/ Joseph G. Solari
Joseph G. Solari